Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK CORPORATION REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

KIRKLAND, WA – (August 8, 2006) – Saflink® Corporation (NASDAQ: SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today reported its financial results for its second quarter ended June 30, 2006.

Revenue for the second quarter of 2006 was $944,000, compared to $857,000 for the first quarter of 2006 and $1.8 million for the second quarter of 2005. Saflink reported a net loss attributable to common stockholders of $37.7 million, or $0.43 per share, in the second quarter of 2006, which included a non-cash impairment loss on goodwill of $30.7 million. This is compared to a net loss attributable to common stockholders of $36.8 million, or $0.42 per share, in the first quarter of 2006, which included a non-cash impairment loss on goodwill of $29.7 million, and a net loss attributable to common stockholders of $6.6 million, or $0.08 per share, in the second quarter of 2005.

Non-GAAP operating loss for the second quarter of 2006 was $5.7 million, which excludes certain non-cash charges such as amortization of intangible assets, impairments of goodwill and intangible assets, stock-based compensation expense, and non-cash interest expense. This is compared to a non-GAAP operating loss of $5.5 million for the second quarter of 2005. Saflink believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of Saflink by reconciling more closely the actual cash expenses of Saflink in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of Saflink. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

Glenn Argenbright, President and CEO of Saflink commented, “During the second quarter, we continued to place a lot of emphasis and focus on our Registered Traveler (RT) solution and marketing to prospective RT airports. We competed for the first RT operational pilot at the Denver International Airport (DIA) and are awaiting their decision. We expect to aggressively market our Fast Lane Option (FLO) card to consumers, in and around Denver, once the DIA initiative moves forward.”

Argenbright continued, “We are also mobilizing the FLO Alliance team to respond quickly to the 3 to 4 requests for proposals that are expected to be issued from major airports in the late August to early September timeframe. We believe the RT opportunity is very compelling and could grow into a substantial market in the coming months, and we feel our unique team and solution are resonating with airport personnel. As a result, we expect RT activities to continue to dominate much of our efforts in the near term.”

Saflink will hold a conference call to discuss financial results today at 5:00 PM EDT. Saflink may provide forward-looking information on this call. To listen to the conference, please call 1-888-459-5609, domestically, or 973-321-1024, internationally. A recording of the call will be available on the Investors page of the Saflink website for 30 days after the call.

About Saflink

Saflink Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets and eliminate passwords. Saflink identity assurance management solutions allow administrators to verify the identity of users and control their access to computer networks, facilities and applications. Winner of seven awards in 2005, Saflink and its solutions have been recognized by organizations such as Frost & Sullivan and Software Magazine’s Software 500. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark of Saflink Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. In addition, our success will depend in part on our ability to keep pace with a changing marketplace, integrate new technology into our core software and hardware and introduce new products and product enhancements that build off of our existing technologies to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our products and services. Also, laws, rules, regulations or industry standards may be adopted in response to these technological changes, which in turn, could materially and adversely affect how we will do business. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT:

Tony Schor, Lindsay Kenoe

(847) 945-2222

www.investorawareness.com

SAFLINK PRESS CONTACT:

Sterling Communications

Lindsay Stril

(206) 388-5763

lstril@sterlingpr.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenue:
Product	$786	$1,099	$1,542	$2,277
Service	158	707	259	1,713

Total revenue	944	1,806	1,801	3,990
Cost of revenue:
Product	366	470	693	876
Service	130	403	256	1,021
Amortization of intangible assets	671	671	1,342	1,342

Total cost of revenue	1,167	1,544	2,291	3,239

Gross profit (loss)	(223)	262	(490)	751
Operating expenses:
Product development	2,423	2,320	4,842	4,632
Sales and marketing	2,053	2,399	3,931	4,711
General and administrative	1,956	2,129	4,013	4,430
Impairment loss on goodwill	30,700	—	60,400	—
Impairment loss on intangible assets	—	—	—	900

Total operating expenses	37,132	6,848	73,186	14,673

Operating loss	(37,355)	(6,586)	(73,676)	(13,922)
Interest expense	(323)	(28)	(362)	(66)
Other income, net	59	74	171	161
Change in fair value of outstanding warrants	—	27	—	172

Loss before income taxes	(37,619)	(6,513)	(73,867)	(13,655)
Income tax provision (benefit)	13	13	26	(298)

Net loss	(37,632)	(6,526)	(73,893)	(13,357)
Modification of outstanding warrants	(76)	(59)	(585)	(59)

Net loss attributable to common stockholders	$(37,708)	$(6,585)	$(74,478)	$(13,416)

Basic and diluted loss per common share attributable to common stockholders	$(0.43)	$(0.08)	$(0.85)	$(0.17)
Weighted average number of common shares outstanding	88,106	81,286	88,101	80,116

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Operating loss	$(37,355)	$(6,586)	$(73,676)	$(13,922)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	671	671	1,342	1,342
Amortization of intangibles – general and administrative	25	39	50	78
Impairment loss on intangible assts	—	—	—	900
Impairment loss on goodwill	30,700	—	60,400	—
Stock-based compensation	216	402	518	867

Non-GAAP operating loss	$(5,743)	$(5,474)	$(11,366)	$(10,735)

Net loss attributable to common shareholders	$(37,708)	$(6,585)	$(74,478)	$(13,416)
Adjustments to reconcile net loss attributable to common shareholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangibles – cost of sales	671	671	1,342	1,342
Amortization of intangibles – general and administrative	25	39	50	78
Impairment loss on intangible assets	—	—	—	900
Impairment loss on goodwill	30,700	—	60,400	—
Stock-based compensation	216	402	518	867
Non-cash interest expense	228	—	228	—
Change in warrant valuation	—	(27)	—	(172)
Modification of outstanding warrants	76	59	585	59
Tax benefit related to impairment loss on intangible assets	—	—	—	(324)
Deferred income tax associated with acquisition	13	13	26	26

Non-GAAP net income attributable to common shareholders	$(5,779)	$(5,428)	$(11,329)	$(10,640)

Non-GAAP basic and diluted net loss per share	$(0.07)	$(0.07)	$(0.13)	$(0.13)
Weighted average number of common shares outstanding	88,106	81,286	88,101	80,116

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization of intangible assets, impairments of goodwill and intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$10,492	$15,217
Accounts receivable, net	494	692
Inventory	589	563
Other current assets	1,179	841

Total current assets	12,754	17,313
Furniture and equipment, net	1,523	1,018
Debt issuance costs, net	906	—
Intangible assets, net	18,456	19,848
Goodwill	15,523	75,923

Total assets	$49,162	$114,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,125	$1,204
Accrued expenses	2,968	2,150
Current portion of convertible debt, net	2,323	1,250
Other current obligation	569	765
Deferred revenue	133	174

Total current liabilities	7,118	5,543
Deferred tax liability	166	140
Long-term convertible debt, net	2,672	—

Total liabilities	9,956	5,683
Stockholders’ equity:
Common stock	889	889
Additional paid-in capital	273,980	269,256
Deferred stock-based compensation	—	(541)
Accumulated deficit	(235,663)	(161,185)

Total stockholders’ equity	39,206	108,419

Total liabilities and stockholders’ equity	$49,162	$114,102